Exhibit 5.2

March 18, 2021

The Lion Electric Company

921 chemin de la Rivière-du-Nord

Saint-Jérôme (Québec) J7Y 5G2

Re:    Registration Statement on Form F-4 (File No. 333- 251847)

Ladies and Gentlemen:

We have acted as counsel for The Lion Electric Company, a corporation existing under the Business Corporations Act (Québec) (“Lion”), in connection with the registration statement on Form F-4 (File No. 333-251847) filed by Lion with the Securities and Exchange Commission, including the proxy statement/prospectus forming a part thereof (as amended through the date hereof, the “Registration Statement”), relating to, among other things, the registration under the Securities Act of 1933, as amended (the “Securities Act”), of warrants to be assumed by Lion (the “Warrants”) originally issued by Northern Genesis Acquisition Corp., a Delaware corporation (“NGA”), pursuant to a warrant agreement dated as of August 7, 2020 between Continental Stock Transfer & Trust Company, as warrant agent (“Continental”), and NGA (the “Warrant Agreement”), pursuant to the Business Combination Agreement and Plan of Reorganization, dated as of November 30, 2020 (the “Business Combination Agreement”), by and among Lion, Lion Electric Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Lion (“Merger Sub”), and NGA providing for the merger of Merger Sub with and into NGA (the “Business Combination”).

Upon assumption by Lion of the Warrants at the consummation of the Business Combination, each Warrant will entitle the warrant holder to subscribe for common shares of Lion. The assumption will be effected by an Assignment and Assumption Agreement to be entered into between NGA, Lion and Continental at the consummation of the Business Combination substantially in the form attached as Exhibit 4.2 to the Registration Statement (the “Assumption Agreement”).

In connection with the rendering of the opinion set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion. In rendering this opinion, we have relied on the opinion of Stikeman Elliott LLP, being filed as an exhibit to the Registration Statement, that all necessary corporate action has been taken by Lion to authorize the execution and delivery of the Assumption Agreement and the performance of Lion’s obligations thereunder.

In connection with rendering the opinion set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined by us are genuine, (iii) all documents submitted to us as originals are authentic and complete and all documents submitted to us as copies conform to the originals of those documents, and (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will be effective and comply with all applicable laws.

Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that, upon assumption of the Warrants pursuant to the Business Combination Agreement and execution of the Assumption Agreement by the parties thereto, the Warrants will constitute the legal, valid and binding obligations of Lion, enforceable against Lion in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

The foregoing opinion is limited to the laws of the State of New York. We do not express any opinion as to the effect of the laws of any other jurisdiction, domestic or foreign. We express no opinion as to any matter other than as set forth herein, and no opinion may be inferred or implied herefrom. Our opinion is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of our firm in the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Vinson & Elkins L.L.P.

Vinson & Elkins L.L.P.